EXHIBIT 99

                               Authorization Card

                            LAMAR CAPITAL CORPORATION
                  DIVIDEND REINVESTMENT PLAN AUTHORIZATION CARD
                               THIS IS NOT A PROXY

Please enroll me in the Dividend Reinvestment Plan of Lamar Capital Corporation as indicated on this Authorization Card.

(Do not return this form unless you wish to participate in the Plan. See the reverse side hereof.)

Please sign exactly as name appears above. If shares are held jointly, each stockholder must sign. Executors, Administrators, Trustees, Guardians and others signing in a representative capacity must give full titles.

Check One Blank Only. If you choose Partial Dividend Reinvestment, insert the number of shares on which you desire dividends to be reinvested - Please see the Prospectus for a more complete explanation of Plan options.


_____ A. Full Dividend Reinvestment - I wish to reinvest all dividends on all shares of Common Stock now or hereafter registered in my name in additional shares of such stock.

_____ B. Partial Dividend Reinvestment - I wish to reinvest dividends on _______ shares of Common Stock and receive cash dividends on all other shares registered in my name.


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Signature

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Signature


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Tax I.D. (S.S. #)                Date


[Reverse Side of Card]

              AUTHORIZATION FOR AUTOMATIC REINVESTMENT OF DIVIDENDS

          I (we) hereby elect to participate in the automatic Dividend Reinvestment Plan ("Plan") in accordance with the provisions of the Plan set forth in the related Prospectus. I (we) hereby authorize Lamar Capital Corporation to pay to SunTrust Bank, Atlanta ("Bank") the cash dividends hereafter payable to me (us) on the shares of Common Stock of Lamar Capital Corporation registered in my (our) name or acquired under the Plan as specified on the reverse side hereof. Such cash dividends, and voluntary cash investments

          This authorization is given with the understanding that the purchase will be made in accordance with the terms and conditions of the Plan, as described in the Prospectus, and that my (our) participation in the Plan may be terminated at any time by my (our) written notification to the Agent.